Exhibit 99.1

MARPAI reports Third QUARTER 2024 financial results

Turnaround continues to gain traction

Tampa, November 11, 2024, Marpai, Inc. (“Marpai” or the “Company”) (OTCQX: MRAI), a technology platform company, which operates as a national Third-Party Administrator (TPA) through its subsidiaries and is transforming the $22 billion TPA market by offering affordable, intelligent, healthcare solutions to self-funded employer health plans, announced financial results for the third quarter of 2024. The Company expects to hold a webcast to discuss the results on November 12, 2024.

Q3 2024 Financial Highlights:

●	Net revenues were approximately $7.0 million for the three months ended September 30, 2024, down $1.7 million, or 20% lower year over year, compared to the three months ended September 30, 2023.

●	Operating expenses were $10.1 million for the three months ended September 30, 2024, down $5.7 million, or 36% lower year over year compared to the three months ended September 30, 2023.

●	Operating loss was $3.1 million for the three months ended September 30, 2024, lower by $4.0 million, or 57% lower year over year compared to the three months ended September 30, 2023.

●	Net loss was $3.6 million for the three months ended September 30, 2024, lower by $3.7 million, or 51% lower year over year compared to the three months ended September 30, 2023.

●	Basic and diluted earnings per share were ($0.30) for the three months ended September 30, 2024, up $0.68 per share year over year compared to the three months ended September 30, 2023.

“As you can see from our highlights, we continue to make strong progress with our turnaround efforts. Our goal remains profitability and positive cash flow,” said Damien Lamendola, Chief Executive Officer of Marpai. “We have some exciting developments that we will be announcing in the fourth quarter.”

Webcast and Conference Call Information

Marpai expects to host a conference call and webcast on Tuesday, November 12, 2024, at 8:30 a.m. ET to review the Company’s operational and financial highlights for its third quarter ended September 30, 2024.

Investors interested in listening to the conference call may do so by dialing (800)-836-8184 for domestic callers or +1-646-357-8785 for international callers, or via webcast: https://app.webinar.net/Jd298rR8DBe

About Marpai, Inc.

Marpai, Inc. (OTCQX: MRAI) is a technology platform company which operates subsidiaries that provide TPA and value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Through its Marpai Saves initiative, the Company works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release. Investors are invited to visit https://www.ir.marpaihealth.com. Investor Relations contact: Steve Johnson steve.johnson@marpaihealth.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. For example, the Company is using forward-looking statements when it discusses that it continues to make strong progress with its turnaround efforts, that its goal remains profitability and positive cash flow and that it expects to have some exciting developments that it will be announcing in the fourth quarter. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai’s current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai’s filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

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MARPAI, INC. AND SUBSIDIARES

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share data)

(Unaudited)

	September 30, 2024	December 31, 2023

ASSETS:
Current assets:
Cash and cash equivalents	$830	$1,147
Restricted cash	10,978	12,345
Accounts receivable, net of allowance for credit losses of $0 and $25	1,228	1,124
Unbilled receivable	579	768
Due from buyer for sale of business unit	500	800
Prepaid expenses and other current assets	771	901
Total current assets	14,886	17,085

Property and equipment, net	514	611
Capitalized software, net	752	2,127
Operating lease right-of-use assets	2,192	2,373
Goodwill	—	3,018
Intangible assets, net	—	5,177
Security deposits	1,248	1,267
Other long-term asset	15	22
Total assets	$19,607	$31,680
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,764	$4,649
Accrued expenses	2,957	2,816
Accrued fiduciary obligations	7,969	11,573
Deferred revenue	1,390	661
Current portion of operating lease liabilities	559	512
Current portion of convertible debenture, net	1,540	—
Other short-term liabilities	—	632
Total current liabilities	18,179	20,843

Other long-term liabilities	20,467	19,401
Convertible debenture, net of current portion	4,072	—
Operating lease liabilities, net of current portion	3,257	3,684
Deferred tax liabilities	1,190	1,190
Total liabilities	47,165	45,118
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock, $0.0001 par value, 227,791,050 shares authorized; 13,747,982 shares and 7,960,938 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	70,119	63,307
Accumulated deficit	(97,678)	(76,746)
Total stockholders’ (deficit) equity	(27,558)	(13,438)
Total liabilities and stockholders’ (deficit) equity	$19,607	$31,680

MARPAI, INC. AND SUBSIDIARES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	September 30, 2024	September 30, 2023
Revenue	$7,008	$8,729
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	5,033	5,691
General and administrative	2,813	4,986
Sales and marketing	345	1,842
Information technology	1,273	1,269
Research and development	7	267
Depreciation and amortization	213	927
Loss on disposal of assets	—	7
Loss on sale of business unit	73	—
Facilities	311	769
Total costs and expenses	10,068	15,758
Operating loss	(3,060)	(7,029)
Other income (expenses)
Other income	119	130
Interest expense, net	(620)	(383)
Foreign exchange (loss) gain	1	(14)
Loss before provision for income taxes	(3,560)	(7,296)
Income tax expense	—	—
Net loss	$(3,560)	$(7,296)
Net loss per share, basic & fully diluted	$(0.30)	$(0.98)
Weighted average common shares outstanding, basic and diluted	12,043,931	7,479,401

MARPAI, INC. AND SUBSIDIARES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Revenue	$21,582	$28,448
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	15,078	18,530
General and administrative	9,954	15,938
Sales and marketing	1,383	5,494
Information technology	3,608	4,775
Research and development	22	1,291
Depreciation and amortization	2,078	2,974
Impairment of goodwill and intangible assets	7,588	—
Loss on disposal of assets	—	350
Loss on sale of business unit	73	—
Facilities	1,197	1,918
Total costs and expenses	40,981	51,270
Operating loss	(19,399)	(22,822)
Other income (expenses)
Other income	360	231
Interest expense, net	(1,890)	(1,102)
Foreign exchange (loss) gain	(3)	(32)
Loss before provision for income taxes	(20,932)	(23,725)
Income tax expense	—	—
Net loss	$(20,932)	$(23,725)
Net loss per share, basic & fully diluted	$(1.96)	$(3.62)
Weighted average common shares outstanding, basic and diluted	10,697,008	6,552,575

MARPAI, INC. AND SUBSIDIARES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net loss	$(20,932)	$(23,725)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,078	2,974
Loss on disposal of assets	—	350
Loss on sale of receivables	306	—
Share-based compensation	2,786	1,837
Loss on sale of business unit	73	—
Common Stock issued to vendors in exchange for services	—	79
Amortization of right-of-use asset	181	1,289
Gain on termination of lease	—	33
Impairment of goodwill and intangible assets	7,588	—
Non-cash interest	975	1,204
Amortization of debt discount and debt issuance costs	128	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	85	639
Prepaid expense and other assets	136	216
Due from buyer for sale of business unit	227	—
Security deposit	19	(16)
Accounts payable	(885)	336
Accrued expenses	141	(693)
Accrued fiduciary obligations	(3,604)	853
Operating lease liabilities	(380)	(1,670)
Due To related party	—	(3)
Other liabilities	827	973
Net cash used in operating activities	(10,251)	(15,324)
Cash flows from investing activities:
Disposal of property and equipment	—	27
Net cash provided by (used in) investing activities	—	27
Cash flows from financing activities:
Proceeds from issuance of common stock in a public offering, net	—	6,432
Proceeds from sale of future cash receipts on accounts receivable	1,509	—
Proceeds from issuance of convertible debentures	5,978	—
Payments of convertible debenture issuance costs	(499)	—
Payments to buyer of receivables	(1,816)	—
Payments to seller for acquisition	(631)	—
Proceeds from issuance of common stock in a private offering, net	4,026	—
Net cash provided by financing activities	8,567	6,432

Net decrease in cash, cash equivalents and restricted cash	(1,684)	(8,865)

Cash, cash equivalents and restricted cash at beginning of period	13,492	23,117
Cash, cash equivalents and restricted cash at end of period	$11,808	$14,252

Reconciliation of cash, cash equivalents, and restricted cash reported in the condensed consolidated balance sheet
Cash and cash equivalents	$830	$3,018
Restricted cash	10,978	11,234
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$11,808	$14,252
Supplemental disclosure of cash flow information
Cash paid for interest	$1,508	$—
Supplemental disclosure of non-cash activity
Measurement period adjustment to Goodwill	$—	$198